AC  ANTON  &
      CHIA                              CERTIFICATED PUBLIC ACCOUNTANTS

May 18, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: 	UNITED ENERGIES DEVELOPMENT CORPORATION (formerly
	Hiking Ridge Acquisition Corporation)
	File No. 000-55484

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated May 18, 2016 of UNITED ENERGIES DEVELOPMENT CORPORATION (formerly Hiking Ridge Acquisition Corporation) ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.


Sincerely,


/s/ Anton & Chia, LLP